EXHIBIT 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
April 25, 2019	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Increased Earnings

WASHINGTON, D.C. and CHARLESTON, WV — United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today announced earnings for the first quarter of 2019. Earnings for the first quarter of 2019 were $63.6 million, an increase from earnings of $61.7 million for the first quarter of 2018. Diluted earnings per share were $0.62 for the first quarter of 2019, an increase from diluted earnings per share of $0.59 for the first quarter of 2018.

United’s first quarter of 2019 results produced an annualized return on average assets of 1.34% and an annualized return on average equity of 7.88%. United’s annualized returns on average assets and average equity were 1.35% and 7.65%, respectively, for the first quarter of 2018.

“United is off to a great start in 2019,” stated Richard M. Adams, United’s Chairman and Chief Executive Officer. “We are pleased to announce an increase in earnings from the first quarter of 2018. Our annualized return on average assets of 1.34% for the quarter is ahead of our peers’ most recently reported return on average assets of 1.24% for the year of 2018.”

Net interest income for the first quarter of 2019 was $144.2 million, which was relatively flat from the first quarter of 2018, increasing $125 thousand or less than 1%. The $125 thousand increase in net interest income occurred because total interest income increased $21.9 million while total interest expense increased $21.8 million from the first quarter of 2018. Tax-equivalent net interest income, which adjusts for the tax-favored status of income from certain loans and investments, for the first quarter of 2019 was $145.2 million, which was relatively flat from the first quarter of 2018, increasing $14 thousand or less than 1% due mainly to an increase in average earning assets mostly offset by an increase in the average cost of funds. Average earning assets for the first quarter of 2019 increased $667.2 million or 4% from the first quarter of 2018 due mainly to increases of $538.4 million or 4% in average net loans and $369.5 million or 17% in average investment securities. Average short-term investments decreased $240.7 million or 25%. In addition, the average yield on earning assets for the first quarter of 2019 increased 35 basis points from the first quarter of 2018 due to higher market rates. Mostly offsetting these increases to tax-equivalent net interest income for the first quarter of 2019 was an increase of 73 basis points in the average cost of funds as compared to the first quarter of 2018 due to higher market interest rates. In addition, loan accretion on acquired loans was $8.5 million and $10.8 million for the first quarter of 2019 and 2018, respectively, decreasing $2.3 million or 21%. The net interest margin of 3.46% for the first quarter of 2019 was a decrease of 15 basis points from the net interest margin of 3.61% for the first quarter of 2018.

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On a linked-quarter basis, net interest income for the first quarter of 2019 decreased $2.5 million or 2% from the fourth quarter of 2018. The $2.5 million decrease in net interest income occurred because total interest income increased $1.6 million while total interest expense increased $4.1 million from the fourth quarter of 2018. United’s tax-equivalent net interest income for the first quarter of 2019 decreased $2.6 million or 2% from the fourth quarter of 2018 due mainly to an increase in the average cost of funds. The average cost of funds for the first quarter of 2019 increased 15 basis points from the fourth quarter of 2018 due mainly to higher market interest rates. Average earning assets for the first quarter of 2019 were relatively flat from the fourth quarter of 2018, increasing $131.2 million or less than 1%. In particular, average net loans and average investments increased $161.6 million or 1% and $63.5 million or 3%, respectively, while average short-term investments decreased $93.9 million or 11% for the linked-quarter. The average yield on earning assets increased 8 basis points from the fourth quarter of 2018 due to higher market interest rates. The net interest margin of 3.46% for the first quarter of 2019 decreased 4 basis points from the net interest margin of 3.50% for the fourth quarter of 2018.

For the quarters ended March 31, 2019 and 2018, the provision for loan losses was $5.0 million and $5.2 million, respectively. Net charge-offs were $4.8 million for the first quarter of 2019 as compared to net charge-offs of $5.2 million for the first quarter of 2018. Annualized net charge-offs as a percentage of average loans were 0.14% for the first quarter of 2019 as compared to 0.22% for United’s Federal Reserve peer group (bank holding companies with total assets over $10 billion) for the year of 2018. On a linked-quarter basis, the provision for loans losses decreased $827 thousand while net charge-offs decreased $1.3 million from the fourth quarter of 2018.

Noninterest income for the first quarter of 2019 was $31.2 million, which was relatively flat from the first quarter of 2018, increasing $31 thousand or less than 1%. The slight increase was due mainly to an increase of $573 thousand in income from bank-owned life insurance due to the recognition of $600 thousand in death benefits in the first quarter of 2019. In addition, net losses on investment securities’ transactions declined $326 thousand. Virtually offsetting these increases from the first quarter of 2018 was a decrease of $889 thousand in income from mortgage banking activities for the first quarter of 2019 due to decreased production and sales of mortgage loans in the secondary market by United’s mortgage banking subsidiary, George Mason Mortgage, LLC (George Mason). George Mason did originate approximately $119.2 million of portfolio mortgage loan products for United’s banking subsidiary, United Bank, during the first quarter of 2019.

On a linked-quarter basis, noninterest income for the first quarter of 2019 increased $1.4 million or 5% from the fourth quarter of 2018 due mainly to an increase in income from mortgage banking activities and a decline in net losses on investment securities transactions. Income from mortgage banking activities increased $2.1 million due mainly to a change in fair value of $2.8 million on George Mason’s interest rate lock commitments due to a higher locked pipeline. During the first quarter of 2019, United recognized a net loss of $159 thousand on investment securities transactions as compared to a net loss of $1.9 million for the fourth quarter of 2018. The fourth quarter of 2018 included other-than-temporary impairment of $1.5 million on investment securities that United intended to sell at that time and eventually sold during the first quarter of 2019. In addition, income from bank-owned life insurance increased $558 thousand due to the recognition of $600 thousand in death benefits in the first quarter of 2019. Partially offsetting these increases was a decrease of $597 thousand in fees from deposit services due to a decline in overdraft fees. In addition, during the fourth quarter of 2018, United recognized a net gain of $2.8 million on the sale of bank premises.

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April 25, 2019

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Noninterest expense for the first quarter of 2019 was $89.4 million, a decrease of $1.0 million or 1% from the first quarter of 2018. In particular, employee compensation decreased $1.9 million due mainly to a decrease in commissions expense related to the decrease in production and sales of mortgage loans at George Mason. In addition, net occupancy expense and data processing expense decreased $676 thousand and $688 thousand, respectively. Partially offsetting these decreases was an increase in Federal Deposit Insurance Corporation (FDIC) insurance expense of $1.5 million due to United Bank becoming a large institution and subject to increased assessment rates.

On a linked-quarter basis, noninterest expense for the first quarter of 2019 decreased $1.6 million or 2% from the fourth quarter of 2018. The decrease was due to declines of $903 thousand in data processing expense and $1.3 million in other expense. Within other expense, consulting and legal expense declined $842 thousand and operational losses declined $457 thousand. Partially offsetting these decreases in noninterest expense was an increase in employee benefits expense of $773 thousand due to increases in Federal Insurance Contributions Act (FICA) expense and health care insurance costs.

For the first quarter of 2019, income tax expense was $17.3 million, a decrease of $571 thousand from the first quarter of 2018 mainly due to a decrease in the effective tax rate. On a linked-quarter basis, income tax expense for the first quarter of 2019 increased $1.6 million from the fourth quarter of 2018 due to a combination of increased earnings, a higher effective tax rate and a tax benefit from New Markets tax credits in the fourth quarter of 2018. United’s effective tax rate was approximately 21.4% for the first quarter of 2019 and 22.5% and 19.8% for the first and fourth quarters of 2018, respectively.

United’s asset quality continues to be sound. At March 31, 2019, nonperforming loans were $135.8 million, or 1.00% of loans, net of unearned income, down from nonperforming loans of $142.8 million, or 1.06% of loans, net of unearned income, at December 31, 2018. As of March 31, 2019, the allowance for loan losses was $76.9 million or 0.57% of loans, net of unearned income, as compared to $76.7 million or 0.57% of loans, net of unearned income, at December 31, 2018. Total nonperforming assets of $153.2 million, including OREO of $17.5 million at March 31, 2019, represented 0.78% of total assets as compared to nonperforming assets of $159.7 million or 0.83% at December 31, 2018.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.2% at March 31, 2019 while its estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.0%, 12.0% and 10.2%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

As of March 31, 2019, United had consolidated assets of approximately $19.6 billion. United is the parent company of United Bank, the largest community bank headquartered in the D.C. Metro region. United Bank which comprises 139 full-service banking offices and 17 George Mason Mortgage, LLC locations, is located throughout Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania and Washington, D.C. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

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Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its March 31, 2019 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of March 31, 2019 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These two measures, along with others, are used by management to analyze capital adequacy.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended
	March 31 2019	March 31 2018	December 31 2018
EARNINGS SUMMARY:
Interest income	$189,097	$167,185	$187,500
Interest expense	44,929	23,142	40,795

Net interest income	144,168	144,043	146,705
Provision for loan losses	4,996	5,178	5,823
Noninterest income	31,223	31,192	29,827
Noninterest expense	89,425	90,452	91,002

Income before income taxes	80,970	79,605	79,707
Income taxes	17,328	17,899	15,757

Net income	$63,642	$61,706	$63,950

PER COMMON SHARE:
Net income:
Basic	$0.62	$0.59	$0.62
Diluted	0.62	0.59	0.62
Cash dividends	0.34	0.34	0.34
Book value	32.19	30.92	31.78
Closing market price	$36.24	$35.25	$31.11
Common shares outstanding:
Actual at period end, net of treasury shares	102,118,029	105,141,170	102,323,488
Weighted average- basic	101,894,786	104,859,427	102,929,563
Weighted average- diluted	102,162,704	105,162,858	103,164,267

FINANCIAL RATIOS:
Return on average assets	1.34%	1.35%	1.33%
Return on average shareholders’ equity	7.88%	7.65%	7.77%
Average equity to average assets	17.02%	17.65%	17.10%
Net interest margin	3.46%	3.61%	3.50%

	March 31 2019	March 31 2018	December 31 2018
PERIOD END BALANCES:
Assets	$19,645,133	$18,619,702	$19,250,498
Earning assets	17,305,050	16,331,741	16,971,602
Loans, net of unearned income	13,572,703	12,984,417	13,422,222
Loans held for sale	245,763	193,915	249,846
Investment securities	2,592,590	2,268,963	2,543,727
Total deposits	14,159,397	13,646,168	13,994,749
Shareholders’ equity	3,286,891	3,251,313	3,251,624

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	March 2019	March 2018	December 2018
Interest & Loan Fees Income (GAAP)	$189,097	$167,185	$187,500
Tax equivalent adjustment	993	1,104	1,060

Interest & Fees Income (FTE) (non-GAAP)	190,090	168,289	188,560
Interest Expense	44,929	23,142	40,795

Net Interest Income (FTE) (non-GAAP)	145,161	145,147	147,765
Provision for Loan Losses	4,996	5,178	5,823

Non-Interest Income:
Fees from trust services	3,264	3,091	3,385
Fees from brokerage services	2,524	2,224	2,383
Fees from deposit services	8,053	8,230	8,650
Bankcard fees and merchant discounts	1,156	1,356	784
Other charges, commissions, and fees	521	509	588
Income from bank owned life insurance	1,827	1,254	1,269
Mortgage banking income	13,681	14,570	11,570
Net gain on the sale of bank premises	0	0	2,763
Net losses on investment securities	(159)	(485)	(1,926)
Other non-interest revenue	356	443	361

Total Non-Interest Income	31,223	31,192	29,827

Non-Interest Expense:
Employee compensation	38,949	40,836	39,200
Employee benefits	9,431	9,571	8,658
Net occupancy	8,751	9,427	8,686
Data processing	5,162	5,850	6,065
Amortization of intangibles	1,754	2,010	2,010
OREO expense	1,416	946	1,021
Equipment expense	3,315	3,157	3,518
FDIC expense	3,300	1,848	3,244
Other expense	17,347	16,807	18,600

Total Non-Interest Expense	89,425	90,452	91,002

Income Before Income Taxes (FTE) (non-GAAP)	81,963	80,709	80,767

Tax equivalent adjustment	993	1,104	1,060

Income Before Income Taxes (GAAP)	80,970	79,605	79,707

Taxes	17,328	17,899	15,757

Net Income	$63,642	$61,706	$63,950

MEMO: Effective Tax Rate	21.40%	22.48%	19.77%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	March 31 2019 Q-T-D Average	March 31 2018 Q-T-D Average	March 31 2019	December 31 2018
Cash & Cash Equivalents	$925,631	$1,163,657	$1,172,657	$1,020,396
Securities Available for Sale	2,346,390	1,995,919	2,384,055	2,337,039
Securities Held to Maturity	8,638	20,421	8,491	19,999
Equity Securities	9,839	8,862	9,921	9,734
Other Investment Securities	183,993	154,137	190,123	176,955

Total Securities	2,548,860	2,179,339	2,592,590	2,543,727

Total Cash and Securities	3,474,491	3,342,996	3,765,247	3,564,123

Loans Held for Sale	220,456	177,351	245,763	249,846
Commercial Loans	9,465,494	9,757,064	9,510,490	9,447,420
Mortgage Loans	3,006,729	2,471,903	3,039,110	2,979,787
Consumer Loans	1,026,127	782,828	1,028,618	1,002,325

Gross Loans	13,498,350	13,011,795	13,578,218	13,429,532
Unearned Income	(6,528)	(15,490)	(5,515)	(7,310)

Loans, Net of Unearned Income	13,491,822	12,996,305	13,572,703	13,422,222
Allowance for Loan Losses	(76,762)	(76,575)	(76,886)	(76,703)
Goodwill	1,478,014	1,478,385	1,478,014	1,478,014
Other Intangibles	36,154	44,022	35,193	36,947

Total Intangibles	1,514,168	1,522,407	1,513,207	1,514,961
Operating Lease Right-of-Use Asset	64,851	—	63,119	—
Real Estate Owned	17,617	24,581	17,465	16,865
Other Assets	542,977	556,732	544,515	559,184

Total Assets	$19,249,620	$18,543,797	$19,645,133	$19,250,498

MEMO: Earning Assets	$16,923,306	$16,256,086	$17,305,050	$16,971,602

Interest-bearing Deposits	$9,694,708	$9,353,479	$9,788,820	$9,577,934
Noninterest-bearing Deposits	4,221,040	4,174,169	4,370,577	4,416,815

Total Deposits	13,915,748	13,527,648	14,159,397	13,994,749
Short-term Borrowings	173,597	286,350	127,821	351,327
Long-term Borrowings	1,697,423	1,352,280	1,838,835	1,499,103

Total Borrowings	1,871,020	1,638,630	1,966,656	1,850,430
Operating Lease Liability	68,500	—	66,871	—
Other Liabilities	117,530	104,486	165,318	153,695

Total Liabilities	15,972,798	15,270,764	16,358,242	15,998,874

Preferred Equity	—	—	—	—
Common Equity	3,276,822	3,273,033	3,286,891	3,251,624

Total Shareholders’ Equity	3,276,822	3,273,033	3,286,891	3,251,624

Total Liabilities & Equity	$19,249,620	$18,543,797	$19,645,133	$19,250,498

MEMO: Interest-bearing Liabilities	$11,565,728	$10,992,109	$11,755,476	$11,428,364

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	March 2019	March 2018	December 2018
Quarterly Share Data:

Earnings Per Share:
Basic	$0.62	$0.59	$0.62
Diluted	$0.62	$0.59	$0.62
Common Dividend Declared Per Share	$0.34	$0.34	$0.34
High Common Stock Price	$39.14	$38.55	$36.84
Low Common Stock Price	$30.67	$33.60	$29.13

Average Shares Outstanding (Net of Treasury Stock):
Basic	101,894,786	104,859,427	102,929,563
Diluted	102,162,704	105,162,858	103,164,267

Memorandum Items:
Common Dividends	$34,759	$35,748	$34,975
Dividend Payout Ratio	54.62%	57.93%	54.69%

	March 2019	March 2018	December 2018
EOP Share Data:
Book Value Per Share	$32.19	$30.92	$31.78
Tangible Book Value Per Share(1)	$17.37	$16.45	$16.97
52-week High Common Stock Price	$39.95	$42.60	$39.95
Date	08/21/18	04/03/17	08/21/18
52-week Low Common Stock Price	$29.13	$31.70	$29.13
Date	12/27/18	09/07/17	12/27/18

EOP Shares Outstanding (Net of Treasury Stock):	102,118,029	105,141,170	102,323,488

Memorandum Items:
EOP Employees (full-time equivalent)	2,216	2,341	2,230

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$3,286,891	$3,251,313	$3,251,624
Less: Total Intangibles	(1,513,207)	(1,521,556)	(1,514,961)

Tangible Equity (non-GAAP)	$1,773,684	$1,729,757	$1,736,663
÷ EOP Shares Outstanding (Net of Treasury Stock)	102,118,029	105,141,170	102,323,488
Tangible Book Value Per Share (non-GAAP)	$17.37	$16.45	$16.97

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended
March 2019	March 2018	December 2018
Selected Yields and Net Interest Margin:
Net Loans	4.91%	4.63%	4.86%
Investment Securities	2.93%	2.52%	2.92%
Money Market Investments/FFS	3.20%	2.04%	2.57%
Average Earning Assets Yield	4.54%	4.19%	4.46%
Interest-bearing Deposits	1.37%	0.68%	1.25%
Short-term Borrowings	1.61%	0.60%	1.52%
Long-term Borrowings	2.77%	2.12%	2.58%
Average Liability Costs	1.58%	0.85%	1.43%
Net Interest Spread	2.96%	3.34%	3.03%
Net Interest Margin	3.46%	3.61%	3.50%

Selected Financial Ratios:
Return on Average Common Equity	7.88%	7.65%	7.77%
Return on Average Assets	1.34%	1.35%	1.33%
Loan/Deposit Ratio	95.86%	95.15%	95.91%
Allowance for Loan Losses/Loans, net of unearned income	0.57%	0.59%	0.57%
Allowance for Credit Losses(1)/Loans, net of unearned income	0.58%	0.60%	0.58%
Nonaccrual Loans/Loans, net of unearned income	0.47%	0.77%	0.51%
90-Day Past Due Loans/Loans, net of unearned income	0.11%	0.07%	0.11%
Non-performing Loans/Loans, net of unearned income	1.00%	1.21%	1.06%
Non-performing Assets/Total Assets	0.78%	0.97%	0.83%
Primary Capital Ratio	17.06%	17.80%	17.23%
Shareholders’ Equity Ratio	16.73%	17.46%	16.89%
Price/Book Ratio	1.13	x	1.14	x	0.98	x
Price/Earnings Ratio	14.54	x	15.02	x	12.71	x
Efficiency Ratio	50.99%	51.62%	51.55%

Notes:

(1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	March 2019	March 2018	December 2018
Mortgage Banking Data — George Mason:
Applications	$866,000	$1,149,000	$714,000
Loans originated	454,588	573,732	530,088
Loans sold	$457,192	$616,951	$514,294
Purchase money % of loans closed	86%	75%	86%
Realized gain on sales and fees as a % of loans sold	3.07%	2.62%	2.82%
Net interest income	$55	$376	$287
Other income	16,106	14,883	13,726
Other expense	14,842	18,384	15,066
Income taxes	282	(703)	(121)
Net income	$1,037	$(2,422)	$(932)

	March 2019	March 2018	December 2018
Period End Mortgage Banking Data — George Mason:
Locked pipeline	$223,657	$206,883	$122,677

	March 2019	March 2018	December 2018
Asset Quality Data:
EOP Non-Accrual Loans	$63,402	$100,172	$68,544
EOP 90-Day Past Due Loans	15,572	9,165	14,851
EOP Restructured Loans (1) (2)	56,778	48,271	59,425

Total EOP Non-performing Loans	$135,752	$157,608	$142,820
EOP Other Real Estate & Assets Owned	17,465	22,778	16,865

Total EOP Non-performing Assets	$153,217	$180,386	$159,685

	Three Months Ended
	March 2019	March 2018	December 2018
Allowance for Loan Losses:
Beginning Balance	$76,703	$76,627	$76,941
Provision for Loan Losses	4,996	5,178	5,823

	81,699	81,805	82,764
Gross Charge-offs	(6,414)	(5,858)	(7,992)
Recoveries	1,601	706	1,931

Net Charge-offs	(4,813)	(5,152)	(6,061)

Ending Balance	$76,886	$76,653	$76,703
Reserve for lending-related commitments	1,461	755	1,389

Allowance for Credit Losses (3)	$78,347	$77,408	$78,092

Notes:

(1)

Restructured loans with an aggregate balance of $47,459, $33,592 and $48,899 at March 31, 2019, March 31, 2018 and December 31, 2018, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans.”

(2)	Restructured loans with an aggregate balance of $265 and $690 at March 31, 2019 and December 31, 2018, respectively, were 90 days or more past due, but are not included in “EOP 90-Day Past Due Loans.”
(3)	Includes allowances for loan losses and lending-related commitments.